UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2003

SIMULA, INC.

(Exact name of registrant as specified in its chapter)

Arizona	1-12410	86-0320129

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7822 South 46th Street	Phoenix, Arizona	85044

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 643-7233

2625 South Plaza Drive, Suite 100, Tempe, Arizona 85282

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

Simula said today that its shareholders voted and approved the merger with Armor Holdings, Inc. (NYSE: AH). Armor Holdings will acquire Simula for $110.5 million, subject to adjustment pursuant to the terms of the merger agreement. After payment of outstanding indebtedness and expenses, the merger consideration payable to shareholders at closing pursuant to the merger agreement will be $43.5 million or $3.21 per share. The merger consideration will be paid in cash. The merger will be completed as soon as practicable after the satisfaction or waiver of all conditions precedent, which is anticipated to occur on Tuesday, December 9, 2003. Comprehensive information on the merger and merger consideration is set out in Simula’s proxy statement dated November 10, 2003, filed with the Securities and Exchange Commission and available on Simula’s website at www.simula.com.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are included pursuant to Item 601 of Regulation S-K.

No.	Description

99.1	Press Release, dated December 5, 2003, issued by Simula, Inc. to announce shareholder approval of merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULA, INC.

Dated: December 5, 2003	/s/ John A. Jenson

Chief Financial Officer

EXHIBIT INDEX

Exhibits. The following exhibit is included pursuant to Item 601 of Regulation S-K

No.	Description

99.1	Press Release, dated December 4, 2003, issued by Simula, Inc. to announce shareholder approval of merger

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